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Exhibit 23.4

CONSENT OF INDEPENDENT QUALIFIED PERSON

        Broad Oak Associates consents to the incorporation by reference of the written disclosure of the technical reports titled "Technical Report on the Uranium Resources at The Cibola Uranium Project, Cibola, McKinley and Sandoval Counties, New Mexico, USA" dated January 14, 2011, "Technical Report on the Uranium Resources at The Ambrosia Lake Project, McKinley County, New Mexico, USA" dated January 18, 2011 and "Technical Report on the Uranium Resources on The Edgemont Uranium Project, Fall River County, South Dakota, USA" dated January 18, 2011 (collectively, the "Reports") and any extracts from or summary of the Reports in the Registration Statement on Form S-3 of Uranium Resources, Inc. We also consent to the use of our name and all references to Broad Oak Associates as an expert in geology and engineering in the Registration Statement.

/s/ Broad Oak Associates

Broad Oak Associates
By: Geoff S. Carter, P. Eng.

Toronto, Ontario
April 30, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT QUALIFIED PERSON